Exhibit 10.32

MASTER LEASE AGREEMENT

(Quasi)

dated as of November 13, 2001 (“Agreement”)

THIS AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any, “Lessor”) and Coley Pharmaceutical Group, Inc. (“Lessee”). Lessor has an office at 401 Merritt 7 2nd Floor, Norwalk, CT 06856. Lessee is a corporation organized and existing under the laws of the state of Delaware. Lessee’s mailing address and chief place of business is 93 Worchester Street, Suite 101, Wellesley, MA 02481. This Agreement contains the general terms that apply to the leasing of Equipment from Lessor to Lessee. Additional terms that apply to the Equipment (term, rent, options, etc.) shall be contained on a schedule (“Schedule”).

1. LEASING:

(a) Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and other property (“Equipment”) described in any Schedule signed by both parties.

(b) Lessor shall purchase Equipment from the manufacturer or supplier (“Supplier”) and lease it to Lessee if on or before the Last Delivery Date (specified in the Schedule) Lessor receives (i) a Schedule for the Equipment, (ii) evidence of insurance which complies with the requirements of Section 8, and (iii) such other documents as Lessor may reasonably request. Each of the documents required above must be in form and substance satisfactory to Lessor. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Once the Schedule is signed, the Lessee may not cancel the Schedule.

2. TERM, RENT AND PAYMENT:

(a) The rent payable for the Equipment and Lessee’s right to use the Equipment shall begin on the earlier of (i) the date when the Lessee signs the Schedule and accepts the Equipment or (ii) when Lessee has accepted the Equipment under a Certificate of Acceptance (“Lease Commencement Date”). The term of this Agreement shall be the period specified in the applicable Schedule. The word “term” shall include all basic and any renewal terms.

(b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount set forth in, and due as stated in the applicable Schedule. If any Advance Rent (as stated in the Schedule) is payable, it shall be due when the Lessee signs the Schedule Advance Rent shall be applied to the first rent payment and the balance, if any, to the final rent payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date. Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

(c) Lessor shall not disturb Lessee’s quiet enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

3. TAXES:

(a) If permitted by law, Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee by any governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively “Taxes”). Lessee shall have no liability for Taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall promptly reimburse Lessor (on an after tax basis) for any Taxes charged to or assessed against Lessor. Lessee shall send Lessor a copy of each report or return and evidence of Lessees payment of Taxes upon request.

(b) Lessee’s obligations, and Lessor’s rights and priviledges, contained in this Section 3 shall survive the expiration or other termination of this Agreement.

4. REPORTS:

(a) If any tax or other lien shall attach to any Equipment, Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

(b) Lessee will deliver to Lessor Lessees complete financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Lessee. If Lessor requests, Lessee will deliver to Lessor copies of Lessee’s quarterly financial report certified by the chief financial officer of Lessee, within ninety (90) days of the close of each fiscal quarter of Lessee. Lessee will deliver to Lessor all Forms 10-K and 10Q, if any, filed with the Securities and Exchange Commission within thirty (30) days after the date on which they are filed.

(c) Lessor may inspect any Equipment during normal business hours after giving Lessee reasonable prior notice.

(d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will give Lessor prior written notice of any relocation of Equipment. If Lessor requests, Lessee will promptly notify Lessor in writing of the location of any Equipment.

(e) If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000)), or is otherwise involved in an accident causing personal injury or property damage. Lessee will promptly and fully report the event to Lessor in writing.

(f) Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Lessor.

(g) Lessee will promptly notify Lessor of any change in Lessee’s state of incorporation or organization.

5. DELIVERY, USE AND OPERATION:

(a) All Equipment shall be shipped directly from the Supplier to Lessee.

(b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable laws, regulations and insurance policies, and Lessee shall not discontinue use of the Equipment.

(c) Lessee will not move any equipment from the location specified on the Schedule, without the prior written consent of Lessor.

(d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

(e) Lessor shall not disturb Lessees quite enjoyment of the Equipment during the term of the Agreement unless a default has occurred and is continuing under this Agreement.

6. MAINTENANCE:

(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order and repair, normal wear and tear excepted. The Lessee shall also maintain the Equipment in accordance with manufacturers recommendations. Lessee shall make all alterations or modifications required to comply with any applicable law, rule or regulation during the term of this Agreement. If Lessor requests, Lessee shall affix plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor’s security interest therein. The tags or labels shall be placed in a prominent position on each unit of Equipment.

(b) Lessee will not attach or install anything on the Equipment that will impair the originally intended function or use of such Equipment without the prior written consent of Lessor. All additions, parts, supplies, accessories, and equipment (“Additions”) furnished or attached to any Equipment that are not readily removable shall become subject to the lien of Lessor. All Additions shall be made only in compliance with applicable law. Lessee will not attach or install any Equipment to or in any other personal or real property without the prior written consent of Lessor.

7. STIPULATED LOSS VALUE: If for any reason any unit of Equipment becomes worn out, lost, stolen, destroyed, irreparably damaged or unusable (“Casualty Occurrences”) Lessee shall promptly and fully notify Lessor in writing. Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value (see Schedule) of the affected unit determined as of the rent payment date prior to the Casualty Occurrence; and (ii) all rent and other amounts which are then due under this Agreement on the Payment Date (defined below) for the affected unit. The Payment Date shall be the next rent payment date after the Casualty Occurrence. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate.

8. INSURANCE:

(a) Lessee shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

(b) Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require. All such policies shall be with companies, and on terms, reasonably satisfactory to Lessor. The insurance shall include coverage for damage to or loss of the Equipment, liability for personal injuries, death or property damage. Lessor shall be named as additional insured with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide for liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, unless otherwise stated in any Schedule. The casualty/property damage coverage shall be in an amount equal to the higher of the Stipulated Loss value or the full replacement cost of the Equipment. No insurance shall be subject to any co-insurance clause. The insurance policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) days written notice to Lessor. Lessee agrees to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor.

(c) Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Lessor shall not act as Lessees attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance. Lessee will not make adjustments with insurers except with respect to claims for damage to any unit of Equipment where the repair costs are less than the lesser of ten percent (10%) of the original Equipment cost or ten thousand and 00/100 dollars ($10,000). Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor under this Agreement.

9. RETURN OF EQUIPMENT:

(a) At the expiration or termination of this Agreement or any Schedule, Lessee shall perform any testing and repairs required to place the units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for the original intended purpose of the Equipment. If required the units of Equipment shall be deinstalled, disassembled and crated by an authorized manufacturer’s representative or such other service person as is reasonably satisfactory to Lessor. Lessee shall remove installed markings that are not necessary for the operation, maintenance or repair of the Equipment. All Equipment will be cleaned, cosmetically acceptable, and in such condition as to be immediately installed into use in a similar environment for which the Equipment was originally intended to be used. All waste material and fluid must be removed from the Equipment and disposed of in accordance with then current waste disposal laws. Lessee shall return the units of Equipment to a location within the continental United States as Lessor shall direct Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment. The transit insurance must name Lessor as the loss payee. The Lessee shall pay for all costs to comply with this section (a).

(b) Until Lessee has fully complied with the requirements of Section 9(a) above, Lessee’s rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate the Lessee’s right to use the Equipment upon ten (10) days notice to Lessee.

(c) Lessee shall provide to Lessor a detailed inventory of all components of the Equipment including model and serial numbers. Lessee shall also provide an up-to-date copy of all other documentation pertaining to the Equipment. All service manuals, blue prints, process flow diagrams, operating manuals, inventory and maintenance records shall be given to Lessor at least ninety (90) days and not more than one hundred twenty (120) days prior to lease termination.

(d) Lessee shall make the Equipment available for on-site operational inspections by potential purchasers at least one hundred twenty (120) days prior to and continuing up to lease termination. Lessor shall provide Lessee with reasonable notice prior to any inspection. Lessee shall provide personnel, power and other requirements necessary to demonstrate electrical, hydraulic and mechanical systems for each item of Equipment.

10. DEFAULT AN REMEDIES:

(a) Lessor may in writing declare this Agreement in default if: (i) Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; (ii) Lessee breaches any of its insurance obligations under Section 8; (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor; (iv) any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; (v) Lessee or any guarantor or other obligor for the Lessee’s obligations hereunder (“Guarantor”) becomes insolvent or ceases to do business as a going concern; (vi) any Equipment is illegally used; (vii) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; or (viii) a petition is filed by or against Lessee or any Guarantor under any bankruptcy or insolvency laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date. The default declaration shall apply to all Schedules unless specifically excepted by Lessor.

(b) After a default, at the request of Lessor, Lessee shall comply with the provisions of Section 9(a). Lessee hereby authorizes Lessor to peacefully enter any premises where any Equipment may be and take possession of the Equipment. Lessee shall immediately pay to Lessor without further demand as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rent payment date prior to the declaration of default), and all rents and other sums then due under this Agreement and all Schedules. Lessor may terminate this Agreement as to any or all of the Equipment. A termination shall occur only upon written notice by Lessor to Lessee and only as to the units of Equipment specified in any such notice. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale. Lessor may also, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Lessor may use Lessee’s premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Lessor’s costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Agreement; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and then (iv) to Lessee, if there exists any surplus. Lessee shall immediately pay any deficiency in (i) and (ii) above.

(c) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor’s actual attorney’s fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

(d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

11. ASSIGNMENT: LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER OR SUBLET ANY EQUIPMENT OR THE INTEREST OF LESSEE IN THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. Lessor may, without the consent of Lessee, assign this Agreement, any Schedule or the right to enter into a Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Lessee also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

12. NET LEASE: Lessee is unconditionally obligated to pay all rent and other amounts due for the entire lease term no matter what happens, even if the Equipment is damaged or destroyed, if it is defective or if Lessee no longer can use it. Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Agreement or any Schedule whether Lessees claim arises out of this Agreement, any Schedule, any statement by Lessor, Lessors liability or any manufacturers liability, strict liability, negligence or otherwise.

13. INDEMNIFICATION:

(a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Agreement, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessors gross negligence or willful misconduct (“Claims”). This indemnity shall include, but is not limited to, Lessor’s strict liability in tort and Claims, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

(b) All of Lessor’s rights, privileges and indemnities contained in this Section 13 shall survive the expiration or other termination of this Agreement. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

14. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED UNDER THIS AGREEMENT OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Equipment, or any other circumstance in connection with the Equipment; (ii) the use, operation or performance of any Equipment or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Agreement, Lessee shall be, and hereby is, authorized during the term of this Agreement to assert and enforce, whatever claims and rights Lessor may have against any Supplier of the Equipment at Lessee’s sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear.

15. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee makes each of the following representations and warranties to Lessor on the date hereof and on the date of execution of each Schedule:

(a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the “Documents”) Lessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

(b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

(c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

(d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee’s Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

(e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which if decided against Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

(f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

(g) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of the most recent financial statement, there has been no material adverse change.

(h) Lessee’s exact legal name is as set forth in the first sentence of this Agreement and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

(i) The Equipment will at all times be used for commercial or business purposes.

16. OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:

(a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor’s taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

(b) Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Lessor asserts a purchase money security interest in any items of Equipment (“PMSI Equipment”): (i) the PMSI Equipment shall secure only those sums which have been advanced by Lessor for the purchase of the PMSI Equipment, or the acquisition of rights therein, or the use thereof (the “PMSI Indebtedness”), and (ii) no other Equipment shall secure the PMSI Indebtedness.

(c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Agreement, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Agreement, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Agreement shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this paragraph shall govern and control, (ii) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

17. EARLY TERMINATION:

(a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date (“Termination Date”). Lessee must give Lessor at least ninety (90) days prior written notice of the termination.

(b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied (“AS IS BASIS”). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rent due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date.

(c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount or the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

(d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section 9) and (ii) pay to Lessor all amounts required under Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18. EARLY PURCHASE OPTION:

(a) Lessee may purchase on an AS IS BASIS all (but not less than all) of the Equipment on any Schedule on any Rent Payment Date after the First Termination Date specified in the applicable Schedule but prior to the last Rent Payment Date of such Schedule (the “Early Purchase Date”), for a price equal to (i) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Early Purchase Date (the “Early Option Price”), plus all applicable sales taxes. Lessee must notify Lessor of its intent to purchase the Equipment in writing at least thirty (30) days, but not more than two hundred seventy (270) days, prior to the Early Purchase Date. If Lessee is in default or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment. (The purchase option granted by this subsection shall be referred to herein as the “Early Purchase Option”).

(b) If Lessee exercises its Early Purchase Option, then on the Early Purchase Date, Lessee shall pay to Lessor any rent and other sums due and unpaid on the Early Purchase Date and Lessee shall pay the Early Option Price, plus all applicable sales taxes, to Lessor in cash.

19. END OF LEASE PURCHASE OPTION: Lessee may, at lease expiration, purchase all (but not less than all) of the Equipment on any Schedule on an AS IS BASIS for cash equal to the amount indicated on such Schedule (the “Option Payment”), plus all applicable sales taxes. The Option Payment, plus all applicable sales taxes, shall be due and payable in immediately available funds on the expiration date such Schedule. Lessee must notify Lessor of its intent to purchase the Equipment in writing at least one hundred eighty (180) days prior to the expiration date of the Schedule. If Lessee is in default or if the Schedule or this Agreement has already been terminated, Lessee may not purchase the Equipment.

20. MISCELLANEOUS:

(a) LESSEE AND LESSOR UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) Any cancellation or termination by Lessor of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property even though it may be attached to real property. The Equipment shall not become part of any other property by reason of any installation in, or attachment to, other real or personal property.

(c) Time is of the essence of this Agreement. Lessor’s failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor’s right at any other time to demand strict compliance with this Agreement. Lessee agrees, upon Lessor’s request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the intent of this Agreement. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Equipment described in any and all Schedules now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. Lessee irrevocably grants to Lessor the power to sign Lessee’s name and generally to act on behalf of Lessee to execute and file financing statements and other documents pertaining to any or all of the Equipment. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have specified in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

(d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor. Lessee shall pay the additional rent within five days after the date Lessor sends notice to Lessee requesting payment. Lessor’s effecting such compliance shall not be a waiver of Lessee’s default.

(e) Any rent or other amount not paid to Lessor when due shall bear interest, from the due date until paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

(f) Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor’s Cost up or down by no more than ten percent [10%] within each Schedule to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the rent shall be adjusted as a result of the change in the Capitalized Lessor’s Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor’s Cost, if it has changed.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

(h) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, of the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

(i) To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked Original and all other counterparts shall be marked Duplicate.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:

General Electric Capital Corporation		Coley Pharmaceutical Group, Inc.

By:	/s/ JOHN EDEL	By:	/s/ ROBERT FORRESTER
Name:	John Edel	Name:	Robert Forrester
Title:	SVP	Title:	SVP

EQUIPMENT SCHEDULE

(Quasi Lease - Fixed Rate)

SCHEDULE NO. 001

DATED THIS December 18, 2001

TO MASTER LEASE AGREEMENT

DATED AS OF November 13, 2001

Lessor & Mailing Address:	Lessee & Mailing Address:
General Electric Capital Corporation	Coley Pharmaceutical Group, Inc.
401 Merritt 7 Suite 23	93 Worchester Street Suite 101
Norwalk, CT 06856	Wellesley, MA 02481

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above (“Agreement”, said Agreement and this Schedule being collectively referred to as “Lease”). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.	Equipment: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the “Equipment”).

Number of Units	Capitalized Lessor’s Cost	Manufacturer	Serial Numbers	Year/Model and Type of Equipment

Equipment as described on attached Exhibit A Hereto and made a part Hereof

Equipment immediately listed above is located at: 93 Worchester Street, Suite 101, Wellesley, Norfolk County, MA 02481

B.	Financial Terms

1.	Advance Rent (if any): $ 37,353.28.	6.	Lessee Federal Tax ID No.: 061506689.
2.	Capitalized Lessor’s Cost: $ 1,169,839.25.	7.	Last Delivery Date: Dec - 18, 2001.
3.	Basic Term (No. of Months): 36 Months.	8.	Daily Lease Rate Factor: 3.193027.
4.	Basic Term Lease Rate Factor: .10643.	9.	Interest Rate: 9.84% per annum.
5.	Basic Term Commencement Date: January 1, 2002.	10.	Option Payment: $ 1.00

11.	First Termination Date: n/a ( ) months after the Basic Term Commencement Date.

12.	Interim Rent: For the period from and including the Lease Commencement Date to the Basic Term Commencement Date (“Interim Period”), Lessee shall pay as rent (“Interim Rent”) for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor’s Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on Jan. 1, 2002.

13.	Basic Term Rent. Commencing on Jan. 1, 2002 and on the same day of each month thereafter (each, a “Rent Payment Date”) during the Basic Term. Lessee shall pay as rent (“Basic Term Rent”) the product of the Basic Term Lease Rate Factor times the Capitalized Lessor’s Cost of all Equipment on this Schedule.

14.	Lessee agrees and acknowledges that the Capitalized Lessor’s Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

C.	Interest Rate: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

D.	Property Tax

PROPERTY TAX NOT APPLICABLE ON EQUIPMENT LOCATED IN 93 WORCHESTER STREET, WELLESLEY, MA 02481.

Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.	Article 2A Notice

IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS VARIOUS (THE “SUPPLIER(S)”), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF

REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR’S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.	Stipulated Loss and Termination Value Table*

Rental Basic	Termination Value Percentage	Stipulated Loss Value Percentage	Rental	Termination Value Percentage	Stipulated Loss Value Percentage
1	99.807	103.788	19	53.475	55.997
2	97.408	101.308	20	50.696	53.137
3	94.989	98.808	21	47.894	50.254
4	92.550	96.288	22	45.069	47.348
5	90.091	93.748	23	42.221	44.419
6	87.613	91.188	24	39.350	41.466
7	85.113	88.608	25	36.455	38.490
8	82.594	86.007	26	33.536	35.490
9	80.053	83.386	27	30.594	32.467
10	77.492	80.743	28	27.627	29.419
11	74.910	78.080	29	24.636	26.347
12	72.307	75.396	30	21.620	23.250
13	69.682	72.690	31	18.580	20.129
14	67.036	69.963	32	15.515	16.982
15	64.368	67.214	33	12.424	13.811
16	61.678	64.443	34	9.308	10.614
17	58.966	61.650	35	6.167	7.391
18	56.232	58.835	36	3.000	4.143

*	The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor’s Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.	Payment Authorization

You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

Company Name	Address	Amount
COLEY PHARMACEUTICAL GROUP, INC.	93 Worcester Street, Wellesley, MA 024r81	$1,169,839.25

This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

Pursuant to the provisions of the lease, as it relates to this Schedule, Lessee hereby certifies and warrants that (i) all Equipment listed above is in good condition and appearance, has been delivered and installed (if applicable) as of the date stated above and in working order; (ii) Lessee has inspected the Equipment, and all such testing as it deems necessary has been performed by Lessee, Supplier or the manufacturer; and (iii) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee respectively.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:
General Electric Capital Corporation		Coley Pharmaceutical Group, Inc.

By:	/s/ JOHN EDEL	By:	/s/ ROBERT FORRESTER
Name:	John Edel	Name:	Robert Forrester
Title:	SVP	Title:	SVP

ANNEX B

TO

SCHEDULE NO. 001

TO MASTER LEASE AGREEMENT

DATED AS OF November 13, 2001

BILL OF SALE

Coley Pharmaceutical Group, Inc. (the “Seller”), in consideration of the sum of One Million One Hundred Forty Two Thousand One Hundred Fourteen and 34/100 Dollars ($1,142,114.34) plus sales taxes in the amount of Twenty Seven Thousand Seven Hundred Twenty Four and 91/100 Dollars ($27,724.91) (if exemption from sales tax is claimed, an exemption certificate must be furnished to Buyer herewith), paid by General Electric Capital Corporation (together with its successors and assigns, if any, the “Buyer”), receipt of which is acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the equipment (the “Equipment”) described in the above schedule (said schedule and related lease being collectively referred to as “Lease”), along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Equipment (the “Supplier”), including but not limited to all warranties and representations. At Buyer’s request, Seller will cause Supplier to execute the attached Acknowledgment.

Buyer is purchasing the Equipment for leasing back to Seller pursuant to the Lease. Seller represents and warrants to Buyer that (1) Buyer will acquire by the terms of this Bill of Sale good title to the Equipment free from all liens and encumbrances whatsoever; (2) Seller has the right to sell the Equipment; and (3) the Equipment has been delivered to Seller in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (4) the equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

Seller agrees to save and hold harmless Buyer from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Equipment to Buyer.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 12th day of December, 2001.

SELLER:
Coley Pharmaceutical Group, Inc.

By:	/s/ ROBERT FORRESTER
Name:	Robert Forrester
Title:	SVP.

CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

General Electric Capital Corporation

401 Merritt 7 Suite 23

Norwalk, CT 06856

Gentlemen:

You (and/or your successors or assigns, “you”) have entered into or purchased one or more conditional sale contracts, lease agreements, chattel mortgages, security agreements, notes and other choses in action (herein designated “Accounts”) arising from the bona fide sale or lease to us or to our subsidiaries or affiliates, by various vendors or lessors, of equipment and inventory (herein designated “Collateral”) and/or you have made direct loans to or otherwise extended credit to us evidenced by Accounts creating security interests in Collateral.

In order to induce you to extend our time of payment on one or more Accounts and/or to make additional loans to us and/or to purchase additional Accounts and/or to lease us additional equipment, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:

All presently existing and hereafter acquired Collateral in which you have or shall have a security interest shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

We further agree that your security interest in the property covered by any Account now held or hereafter acquired by you shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us or to our subsidiaries to you is fully paid and satisfied and the terms of every Account have been fully performed by us or to our subsidiaries. It is further agreed that you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid.

This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned or hereafter acquired by you.

A default under any Account or agreement shall be deemed to be a default under all other Accounts and agreements. A default shall result if we fail to pay sum when due on any Account or agreement, or if we or our subsidiaries or affiliates breach any of the other terms and conditions thereof, or if we or our subsidiaries of affiliates become insolvent, cease to do business as a going concern, make an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against us or our subsidiaries or affiliates, or if any of our property is seized, attached or levied upon. Upon our or our subsidiaries or affiliates default any or all Accounts and agreements shall, at your option, become immediately due and payable without notice or demand to us or our subsidiaries or affiliates or any other party obligated thereon, and you shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction and as otherwise granted to you under any Account or other agreement. We hereby waive, to the maximum extent permitted by law, notices of default notices of repossession and sale or other disposition of collateral, and all other notices, and in the event any such notice cannot be waived, we agree that if such notice is mailed to us postage prepaid at the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.

This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

IN WITNESS WHEREOF, this agreement is executed this 12th day of December, 2001

Coley Pharmaceutical Group, Inc.
(Name of Proprietorship, Partnership or Corporation, as applicable)

By:	/s/ ROBERT FORRESTER
(Signature)
Robert Forrester

Title:	SVP
(Owner, Partner or Officer, as applicable)

Address:	93 Worchester Street Suite 101, Wellesley, MA 02481

ADDENDUM NO. 001

TO MASTER LEASE AGREEMENT DATED AS OF NOVEMBER 13, 2001

THIS ADDENDUM (this “Addendum”) amends and supplements the above referenced agreement (the “Agreement”), between General Electric Capital Corporation (together with its successors and assigns, if any, “Lessor”) and Coley Pharmaceutical Group, Inc. (“Lessee”) and is hereby incorporated into the Agreement as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Lease Agreement.

The Agreement is hereby amended by adding the following:

(a)	FINANCIAL COVENANTS. Lessee shall, at all times during the term of the Agreement, comply with the following:

Maintain in tandem with Coley Securities Corporation (as defined below) minimum Unrestricted Cash (as defined below) at the greater of $20,000,000.00 or twelve (12) months cash needs (defined as the cash burn for the 3 months just completed, multiplied by a factor of 4). If this covenant is violated, Lessee will provide Lessor within ten (10) days of such occurrence an irrevocable (and acceptable to Lessor) letter of credit (“Letter of Credit”), from a financial institutional acceptable to Lessor, in an amount equal to fifty percent (50%) of the Original Equipment Cost.

Unrestricted Cash shall be defined as cash on hand, including investments in marketable securities with maturities of less than fourteen (14) months, less cash pledged to other parties.

(b)	COMPLIANCE REPORTS. Lessee’s Authorized Representative shall certify that Lessee is in compliance with the requirements of subsection (a) above. Such notification and certification shall be provided within ninety (90) days after the end of each fiscal quarter (the “Compliance Date”), reflecting such information as of the end of such fiscal quarter. If Lessee fails timely to provide such notification and compliance certificates, within fifteen (15) days after the Compliance Date, such failure shall automatically be deemed a default under the Agreement without notice or other act by Lessor. The reports required under this section are in addition to and not a substitute for the reports required under the REPORTS Section of the Agreement.

(c)	CASH MANAGEMENT. Lessee shall enter into a cash management agreement with Coley Securities Corporation (“CSC”), the form and substance of which Lessor shall approve, which provides the following: (i) Lessee shall authorize all Rent payments and other sums due from Lessee to Lessor pursuant to the Lease to be from CSC funds on account of and for the benefit of Lessee; (ii) CSC shall only maintain funds on account for Lessee and Lessee’s subsidiaries and affiliates; (iii) Lessee shall authorize CSC to pay all sums held on account of Lessee to be paid to Lessor if Lessee fails to provide Lessor the Letter of Credit as required hereunder and (iv) all cash, cash equivalents, marketable securities, revenues, royalties, fees and any other such income and monies received by Coley Pharmaceutical Group, Ltd. must immediately be transferred to CSC.

Except as expressly modified hereby, all terms and provisions of the Master Lease Agreement shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Master Lease Agreement until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

Lessor:		Lessee:
General Electric Capital Corporation		Coley Pharmaceutical Group, Inc.

By:	/s/ JOHN EDEL	By:	/s/ ROBERT FORRESTER
Name:	John Edel	Name:	Robert Forrester
Title:	SVP	Title:	SVP

		Attest:	/s/ CHARLES E. YON

SECURITY AGREEMENT - STOCK PLEDGE

This Security Agreement - Stock Pledge (the “Pledge Agreement”) is entered into this 12th day of December, 2001, by and between General Electric Capital Corporation (“Pledgee”) and Coley Pharmaceutical Group, Inc. (the “Pledgor”).

WHEREAS, Pledgee has granted a lease line of credit to Coley Pharmaceutical Group, Inc. (“Pledgor”), such lease line being evidenced by that certain Equipment Schedule No. 001, dated 12/12/01, in the amount of $1,169,839.25, all future equipment schedules (collectively referred to as “Schedule”), and secured by that certain Master Lease Agreement, dated November 13, 2001 (the “Security Agreement”) between Pledgor, as Lessee, and Pledgee, as Lessor (the Schedule and Security Agreement hereinafter referred to collectively as the “Debt Documents”).

WHEREAS, Pledgee requires that Pledgor provide, or cause to be provided to Pledgee, additional collateral to secure the performance of Pledgor under the Debt Documents;

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties agrees as follow:

As additional security for Pledgor’s performance under the Debt Documents, Pledgor hereby pledges to Pledgee and grants Pledgee a security interest in certain securities (as defined in Article 8 of the Uniform Commercial Code) more particularly described as follows, and all stock dividends, stock splits, and any additions to, replacements or substitutions for any of them, and all proceeds of the foregoing (hereinafter referred to collectively as the “Securities” and individually as a “Security”):

100% of the issued and outstanding shares of                      Stock of Coley Securities Corporation (“CSC”) [as evidenced by Certificate No.         , dated             , in the name                                 ]

With respect to each particular Security, the security interest granted herein shall attach immediately upon Pledgor’s execution of this Pledge Agreement, or as soon as Pledgor acquires rights in the Security, whichever occurs later.

The interests of the parties hereto in the Securities are and shall be subject to the following terms and conditions:

1. DELIVERY. In furtherance of the grant of security interest and pledge given herein, Pledgor shall, at the time it executes this Pledge Agreement, deliver to Pledgee all certificates and other indicia of ownership relating to the Securities, which shall be either (i) duly endorsed in blank by CSC so as to enable Pledgee to sell the Securities without further action by any party other than Pledgee, or (ii) accompanied by duly executed irrevocable stock powers relating thereto in the form of Exhibit A hereto. CSC does hereby appoint Pledgee CSC’s true and lawful attorney for CSC and in CSC’s name, place and stead, to cause the Securities to be transferred on the books of Coley Securities Corporation to the name of Pledgee or its nominees upon a breach or default by Pledgor under the Debt Documents. Pledgor agrees that Pledgee shall have no liability of any kind or nature whatsoever with respect to the Securities other than to hold, release or dispose of them in accordance with the terms and conditions of this Pledge Agreement.

2. DEFAULT BY PLEDGOR. Any breach or default by Pledgor under the Debt Documents, shall constitute a default under this Pledge Agreement, whereupon Pledgee may sell the Securities in such manner and for such price as Pledgee deems appropriate and apply the proceeds of such sale as provided in Section 4, below. (Without limiting the generality of the foregoing, Pledgor agrees that inasmuch as the Securities are publicly traded, any sale of the Securities, in bulk or in parcels, through a broker on the open market shall constitute a commercially reasonable sale). After default by Pledgor and upon the request of Pledgee, Pledgor shall take such further action and execute such further documents as Pledgee shall deem necessary to effect a sale and transfer of the Securities. With respect to this Pledge Agreement Pledgor hereby waives presentment, demand, protest and notice of presentment, demand, protest and default. Nothing in this Pledge Agreement shall be construed as requiring Pledgee first to seek or pursue any other remedy against Pledgor or any other party or first to foreclose, exhaust or otherwise proceed against any equipment, other collateral or security which may be given in connection with the Debt Documents.

3. DIVIDENDS AND STOCK SPLITS. Until such time as Pledgor defaults under the Debt Documents, Pledgor shall have the right to (i) exercise any and all voting rights pertaining to the securities, and (ii) receive all dividends and distributions paid by the issuer, except for any dividends, distributions or cash paid or payable on redemption of, or in exchange for, any of the Securities. Any dividends or distributions received by Pledgee after Pledgor’s default but before the Securities are sold shall be retained by Pledgee and applied in the manner specified in paragraph 4 hereof. In the event that during the term of this Pledge Agreement, any stock split is declared by the issuer of the Securities, Pledgor shall deliver such stock to Pledgee to be held under this Pledge Agreement in the same manner as otherwise provided herein.

4. APPLICATION OF PROCEEDS. Pledgee shall apply any retained dividends or distributions, and proceeds of sale of the Securities received pursuant to Paragraph 2, first to Pledgee’s reasonable costs and expenses incurred as a result of the default of Pledgor, including but not limited to attorneys fees and costs incurred in enforcing the Debt Documents and in exercising Pledgee’s rights hereunder, then to the unpaid obligations due under the Debt Documents, then to any other Obligations of Pledgor to Pledgee. Any surplus remaining after all of Pledgor’s Obligations to Pledgee are satisfied in full shall be paid to Pledgor. Any deficiency shall be paid by Pledgor.

5. RELEASE AND RECONVEYANCE. Unless otherwise sold by Pledgee pursuant to Section 2, the Securities will be held by Pledgee until (i) all of Pledgor’s obligations under the Debt Documents have been indefeasibly performed in full. Within seven (7) business days thereafter Pledgee shall deliver the Securities and all certificates and other indicia of ownership relating thereto to Pledgor, together with any documents that may be required to reconvey the Securities to Pledgor, duly executed or endorsed by an authorized manager of Pledgee, after which the terms of this Pledge Agreement shall be deemed to have been satisfied.

6. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents, warrants and covenants to Pledgee that:

(a) Pledgor is the legal and beneficial owner of the Securities and, except for the security interest granted to Pledgee herein, Pledgor has, and will at all times during the term of this Pledge Agreement have, good and marketable title to the Securities, free and clear of any security interest, lien, pledge, encumbrance, option, claim or conditional sale contract, lease or other title retention agreement and Pledgor shall not take any action which would impair, diminish or dilute the value of the Securities or attempt to take any such action;

(b) Pledgor is organized, validly existing, and in good standing under the laws of the State of Delaware and upon execution of this Pledge Agreement by Pledgee, the Pledge Agreement shall be a legal, valid and binding obligation of Pledgor and enforceable against Pledgor according to its terms (subject only to the relief generally available to creditors under the United States Bankruptcy Code and other similar state legislation;

(c) Upon the execution and delivery of this Pledge Agreement by Pledgor and delivery of the Securities to Pledgee as provided hereby or the delivery to the Holder (as defined below) of the Securities of the written Notification/Instruction referred to in Section 6(g) below, the Pledgee’s security interest in the Securities conferred hereby will be a valid, perfected, first priority security interest.

(d) The execution, delivery and performance by Pledgor of this Pledge Agreement will not violate any provision of law, any order of any court or other agency of government, or any indenture agreement or other instrument to which Pledgor is a party or by which Pledgor or any of Pledgor’s property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Pledgor’s property or assets, except as contemplated by the provisions of this Pledge Agreement. No consent, approval, authorization, order, registration, or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over Pledgor, the absence of which would adversely affect the legal and valid execution, delivery and performance by Pledgor of its obligations under this Pledge Agreement, is required. There is no litigation, investigation or proceeding of or before any arbitrator or governmental authority pending or threatened by or against Pledgor which, if adversely determined, would have a material adverse effect on the respective business, operations, property or financial or other condition of Pledgor.

(e) The pledge and security interest granted to Pledgee hereunder shall survive any expiration, termination or revocation of Pledgor.

(f) Pledgor shall cooperate with Pledgee and shall execute and deliver, or cause to be executed and delivered, to Pledgee all stock powers, proxies, assignments, financing statement, instruments, and other documents, and shall take all further action, at the expense of Pledgor, from time to time reasonably requested by Pledgee, in order to maintain a continuing, first-priority, perfected security interest in the Securities in favor of Pledgee, to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Securities.

(g) In the event that any of the Securities are not in the possession of Pledgee, Pledgor shall execute and deliver to the holder of such securities (the “Holder”) a written notification/Instruction pursuant to section 8-313 and 8-321 of the Connecticut Uniform Commercial Code, substantially in the form of Exhibit B hereto, and each such notification shall be immediately delivered upon the execution of this Agreement or as otherwise requested by Pledgee.

(h) There are no restrictions upon the transfer of any of the Securities and Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Securities free of any encumbrance or right of third parties.

7. NON-EXCLUSIVITY. The enforcement by Pledgee of any rights and remedies hereunder shall not be exclusive and shall be in addition to and not in lieu of any other remedies available to Pledgee at law, in equity or pursuant to any other contract between Pledgee and Pledgor or Pledgee and Pledgor, or under any other instrument given by Pledgor to Pledgee.

8. NOTICES. Notices, demands, written communications and payments required or permitted to be given hereunder shall be conclusively deemed to be properly given at time of delivery if delivered (i) personally, (ii) via commercial delivery service capable of providing documentary evidence of delivery or (iii) via United States certified mail, return receipt requested, properly addressed and postage prepaid, to the following addresses:

If to Pledgee:

GENERAL ELECTRIC CAPITAL CORPORATION

401 Merrit 7, Suite 23

Norwalk, CT 06856

Attn: Risk Manager

If to Pledgor:

COLEY PHARMACEUTICAL GROUP, INC.

93 Worcester Road

Wellesley, MA 02481

Attn: John Crowley

9. CHOICE OF LAW. This Pledge Agreement shall be construed and enforced according to the laws of Connecticut (including but not limited to its Uniform Commercial Code) as they would apply to a contract made in such state and any applicable laws of the United States of America.

10. ENTIRE AGREEMENT. This Pledge Agreement and all documents ancillary thereto contain the entire agreement between the parties relating to the subject matter thereof, and no prior agreements, understandings or offers shall be of any force or effect whatsoever. The terms of this Pledge Agreement may not be changed, amended or waived except by a writing signed by the Pledgee and Pledgor.

11. ATTORNEY FEES: Pledgor agrees to pay all reasonable attorney fees, costs and expenses incurred by Pledgee in enforcing its rights under this Pledge Agreement.

12. ASSIGNMENT: This Pledge Agreement shall inure to the benefit of the respective successors and assigns of Pledgor and Pledgee, provided however, Pledgor may not assign this Pledge Agreement or any rights hereunder without Pledgor’s prior written consent. Pledgee may assign its rights and obligations hereunder.

IN WITNESS WHEREOF, this Pledge Agreement was executed by the parties as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION COLEY PHARMACEUTICAL GROUP, INC.

By:	/s/ JOHN EDEL	By:	/s/ ROBERT FORRESTER
Title:	SVP	Title:	SVP

Exhibit A

IRREVOCABLE STOCK POWER

For value received and in accordance with the terms and conditions of that certain Pledge of Certificated Securities, dated             ,                                  (“Transferor”), hereby sells, assigns and transfers unto General Electric Capital Corporation,                          shares of              Stock of Coley Securities Corporation, a Massachusetts corporation (the “Corporation”), represented by Certificate No.         standing in the name of the undersigned on the books of the Corporation, and hereby irrevocably constitutes and appoints General Electric Capital Corporation, Attorney-in-Fact, to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated:                         , 2001

__________________

GUARANTY OF SIGNATURE

I am an officer of a commercial bank or trust company, OR a firm having membership in the New York Stock Exchange or another national securities exchange, and I know and certify that the above signature is valid and guarantee it as the true signature of the Transferor identified above.

Dated:
Signature and Title of Office

Name of bank, trust company or firm

EXHIBIT B

TO:

__________________________________

__________________________________

__________________________________

Re:	Coley Pharmaceutical Group, Inc. (“Pledgor”)
General Electric Capital Corporation (“Pledgee”)

Gentlemen:

Reference is hereby made to that certain Security Agreement-Stock Pledge dated as of                      (the “Agreement”), between Pledgor and Pledgee, pursuant to which Pledgor pledged a security interest to Pledgee in the capital stock of Coley Securities Corporation, a Massachusetts corporation (the “Corporation”). Any and all initially capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless specifically defined herein. A copy of the Agreement has been attached hereto as Exhibit A for your reference.

Reference is also hereby made to the fact that you are currently the holder of 100% of the issued and outstanding shares of the                      stock (the shares of                          stock of which you are the holder are hereinafter collectively referred to as the “Securities”) of corporation, which constitute part of the collateral in which Pledgee was granted a security interest under and pursuant to the Agreement.

1.	To notify you, pursuant to Article 8 of the CT. Uniform Commercial Code, that Pledgee has a security interest in the securities;

2.	To instruct to that you are to identify (and to continue to identify), by book entry or otherwise, the Securities as subject to Pledgee’s security interest;

3.	To instruct you to hold the Securities as Pledgee’s agent;

4.	To instruct you not to dispose of the Securities or take any direction from any person other than Pledgee;

5.	To instruct you to transfer the Securities, upon the termination of any custody account respecting the Securities prior to the termination of the Agreement, to any bank or other institution designated in writing by Pledgee; and

6.	To authorize you to rely upon any written notice and/or instruction given to you by Pledgee.

Sincerely,

[Pledgor]	Coley Pharmaceutical Group, Inc.

/s/ ROBERT FORRESTER
SVP

ACKNOWLEDGED AND AGREED TO:

General Electric Capital Corporation

By:

Title: